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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

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                                                                                       STATE OF
NAME OF CORPORATION                                                                 INCORPORATION
- -------------------                                                                 -------------
NEWSPAPER PUBLISHING:

The Dallas Morning News, Inc. d.b.a. The Dallas Morning News                         Delaware
DFW Printing Company, Inc.                                                           Delaware
DFW Suburban Newspapers, Inc. d.b.a. Arlington News                                  Delaware
                                     Garland News
                                     Grand Prairie News
                                     Irving News
                                     Las Colinas Business News
                                     Metrocrest News
                                     Mid-Cities News
                                     Richardson News


TELEVISION BROADCASTING:

Great Western Broadcasting Corp. d.b.a. KXTV, Channel 10                             Delaware
KHOU-TV, Inc. d.b.a. KHOU, Channel 11                                                Delaware
KOTV, Inc. d.b.a. KOTV, Channel 6                                                    Delaware
WFAA-TV, Inc. d.b.a. WFAA, Channel 8                                                 Delaware
WVEC Television, Inc. d.b.a. WVEC, Channel 13                                        Delaware
Blue Ridge Tower Corporation                                                         Texas
Hill Tower, Inc.                                                                     Texas
Transtower, Inc.                                                                     California
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Except as noted below, all of the subsidiaries are wholly-owned subsidiaries of the Company.  The Company through wholly-owned subsidiaries owns 50% of the outstanding common stock of Hill Tower, Inc.; 50% of the outstanding common stock of Blue Ridge Tower Corporation; and 33 1/3 percent of the outstanding common stock of Transtower, Inc.